As filed with the U.S. Securities and Exchange Commission on March 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIAMS INDUSTRIAL SERVICES GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-1541378
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(Address of Principal Executive Offices and Zip Code)

Williams Industrial Services Group Inc.

2015 Equity Incentive Plan (as amended and restated)

(Full Title of the Plan)

Charles E. Wheelock

Senior Vice President, Chief Administrative Officer,

General Counsel, and Secretary

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(770) 879-4400

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Stuart Welburn

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, New York 10017-4611

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock issuable pursuant to outstanding time-based restricted stock units	268,714	$2.33	$626,103.62	$81.27
Common Stock remaining available for issuance under the Plan	647,135	$1.28	$828,332.80	$107.52
Total	915,849 shares		$1,454,436.42	$188.79

(1)	This registration statement on Form S-8 (this “Registration Statement”) is being filed to register 915,849 shares of common stock, par value $0.01 per share (the “Common Stock”), of Williams Industrial Services Group Inc., a Delaware corporation (the “Registrant”, “we”, “us”, or “our”), issuable under the Williams Industrial Services Group Inc. 2015 Equity Incentive Plan, as amended and restated (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock that may become issuable under the Plan by reason of any stock splits, stock dividends, reorganizations, mergers, consolidations, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rules 457(c) and (h). With respect to 268,714 shares currently issuable pursuant to outstanding unvested time-based restricted stock units granted under the Plan to date, the registration fee is based on the closing price of the Common Stock as quoted on the OTCQX® Best Market used to determine the number of time-based restricted stock units, $2.33. Previously granted performance-based awards under the Plan are cash-based and intended to be paid out in cash, although such awards may be settled in shares at the time of payout at the Company’s determination. With respect to the 647,135 shares that currently remain available for issuance under the Plan, the registration fee is based on the maximum offering price, per share and in the aggregate, and the registration fee was calculated based upon the average of the high and low prices of the Common Stock as reported on the OTCQX® Best Market on March 9, 2020. The shares of Common Stock issuable pursuant to the time-based restricted stock units and performance-based awards will become available again for issuance under the Plan if any such units or awards are settled in cash, at the Registrant’s election.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants of the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which are on file with the Commission, are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018;

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

3.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 21, 2019, March 28, 2019, June 11, 2019, June 26, 2019, August 14, 2019, September 30, 2019, November 14, 2019, January 15, 2020, February 7, 2020, and March 6, 2020; and

4.	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 25, 2019.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and are a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) rather than filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 4.	Description of Securities.

The following is a summary of the terms of the Common Stock, which is also included in a registration statement on Form 8-A, filed by the Registrant on July 8, 2014. The rights of the holders of our Common Stock are defined by our Certificate of Incorporation and By-laws (as amended and restated through the date hereof, our “Certificate of Incorporation” and “By-Laws”, respectively) and the Delaware General Corporation Law (the “DGCL”). You should refer to those documents for more complete information regarding our Common Stock.

Common Stock

Holders of Common Stock are entitled to one vote per share on all matters upon which our stockholders are entitled to vote, including the election of directors. We are not authorized to issue any nonvoting Common Stock. In the election of directors, holders of our Common Stock do not have cumulative voting rights. The holders of our Common Stock have no preemptive right to purchase any of our securities or any securities that are convertible into or exchangeable for any of our securities. Our Common Stock is not subject to any provisions relating to redemption. Our Common Stock is not by its terms subject to any restrictions on alienation. Our Common Stock has no conversion rights and is not subject to further calls or assessments by us. All outstanding shares of our Common Stock are fully paid and nonassessable.

Holders of our Common Stock have equal rights to receive dividends as and when they may be declared by our Board of Directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or other voluntary or involuntary winding up, holders of our Common Stock are entitled to share ratably in all assets of the Company remaining after payment of liabilities. We currently have no class of preferred stock authorized or outstanding. To increase the authorized number of shares of our Common Stock outstanding or create a class of preferred stock, the affirmative vote of the holders of at least a majority of our Common Stock outstanding would be required.

Amendment of Our Certificate of Incorporation and By-Laws

Pursuant to our Certificate of Incorporation, we may amend the Certificate of Incorporation without stockholder approval when permitted under the Delaware General Corporation Law. Generally, under the Delaware General Corporation Law, the affirmative vote of the holders of at least a majority of our Common Stock outstanding would be required to amend our Certificate of Incorporation, subject to certain limited exceptions. With limited exceptions, our By-Laws may be amended by our Board of Directors by a majority vote of the directors then in office. Our stockholders may also amend the By-Laws by the vote of the holders of at least a majority of our Common Stock outstanding.

Voting at Stockholder Meetings

Our By-Laws provide that elections of nominees to our Board of Directors will be determined by a plurality of the votes cast at the meeting at which a quorum is present and, except as otherwise provided by law, our Certificate of Incorporation or our By-Laws, all other actions will be determined by the holders of a majority of the votes cast at the meeting.

Registration Rights

In connection with a proposed rights offering to existing holders of our common stock, we have entered into a (the “Backstop Agreement”) with Wynnefield Capital, Inc. (referred to, along with its affiliates as “Wynnefield”) to purchase all unsubscribed shares of common stock in the Rights Offering. As a condition to consummation of the backstop commitment, we will enter into a Registration Rights Agreement with Wynnefield, pursuant to which Wynnefield may request that we register for resale the shares of Common Stock acquired pursuant to the Backstop Agreement, as well as shares of our Common Stock purchased by Wynnefield and its affiliates upon exercise of their Rights. Wynnefield may exercise its registration rights at any time after the expiration date and consummation of the Rights Offering. We may not be obligated to file or maintain the effectiveness of a registration statement covering such shares if our Board of Directors reasonably determines that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, or that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. We have agreed to reimburse Wynnefield for all reasonable out-of-pocket costs and expenses it incurs in connection with the Rights Offering (regardless of whether the transactions contemplated by the Backstop Agreement are consummated) and exercise (if any) of registration rights.

Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and By-Laws

Delaware law, our Certificate of Incorporation and our By-Laws contain provisions that might have an anti-takeover effect. These provisions, which are summarized below, may have the effect of delaying, deterring or preventing a change in our control. They could also impede a transaction in which our stockholders might receive a premium over the then-current market price of our Common Stock and our stockholders’ ability to approve transactions that they consider to be in their best interests.

Business Combinations

We have elected in our Certificate of Incorporation to be governed by the provisions of Section 203 of the Delaware General Corporation Law, also known as the Delaware Merger Moratorium Statute. In general, Section 203, subject to specific exceptions, prohibits a publicly-held Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by directors, officers and specific employee stock plans; or

•	on or after that date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include, among other things:

•	any merger or consolidation involving the corporation and the “interested stockholder”;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition involving the “interested stockholder” of 10% or more of the assets of the corporation;

•	subject to limited exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the “interested stockholder”;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the corporation’s stock of any class or series beneficially owned by the “interested stockholder”; and

•	the receipt by the “interested stockholder” of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management or may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests. We believe that the benefits of increased protection of our ability to negotiate with an unsolicited acquirer outweigh the disadvantages of discouraging such proposals because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Meetings

Our By-Laws provide that our stockholders may call a special meeting of stockholders only upon the request of at least 25% of the holders of our issued and outstanding Common Stock entitled to vote. This provision could delay a stockholder vote on certain matters, such as a business combination or removal of directors, and could have the effect of deterring a change in our control. Our stockholders may take any action required or permitted to be taken at any special meeting of stockholders by written consent without a stockholder meeting.

Requirements for Advance Notice of Stockholder Proposals and Nominations at Meetings

Our By-Laws contain advance notice requirements that our stockholders must meet before submitting proposals or director nominations to be considered at stockholder meetings. As more fully described in our By-Laws, only such business may be conducted at a stockholder meeting as has been brought before the meeting by, or at the direction of, our Board of Directors or by a stockholder who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. In addition, only persons who are nominated by, or at the direction of, our Board of Directors or who are nominated by a stockholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected will be eligible for election to our Board of Directors. To be timely, a stockholder’s notice regarding a proposal or director nomination to be brought before an annual meeting must generally be delivered to our Secretary not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If we call a special meeting of stockholders for the purpose of director elections, or if the date of our annual meeting is advanced by, or delayed by, more than 30 days from the date of the preceding year’s annual meeting, a stockholder’s notice of director nominations will be considered timely if the stockholder delivers the notice to our Secretary not later than the close of business on the later of the 90th day prior to the special meeting and the tenth day following the day on which the notice is first given to the stockholder of the date of the special meeting and of the nominees proposed by our Board of Directors, and not earlier than the close of business on the 120th day prior to the meeting. Our By-Laws also specify requirements as to the content of a stockholder’s notice. In some instances, these provisions may preclude our stockholders from bringing proposals or making nominations for directors at our stockholder meetings.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the DGCL, Article Eight of the Registrant’s Certificate of Incorporation provides that the Registrant’s directors will be protected from personal liability, through indemnification or otherwise, to the fullest extent possible under the DGCL. This includes not being personally liable to the Registrant or its stockholders for monetary damages resulting from a breach of fiduciary duty, to the fullest extent permitted by the DGCL. Under the DGCL, corporations may eliminate or limit the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability: (i) for any breach of the duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (providing for director liability for unlawful payments of dividends or unlawful stock repurchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to non-monetary remedies that may be available, such as injunctive relief or rescission, nor does it relieve the Registrant’s directors from complying with federal or state securities laws.

Section 145 of the DGCL grants each Delaware corporation the power to indemnify its directors and officers against liability for certain of their acts. Article Eight of the Certificate of Incorporation provides, to the fullest extent permitted by law, for mandatory indemnification of the Registrant’s directors, officers, employees and agents, except as may otherwise be provided in the Registrant’s By-Laws, and for advancement of expenses incurred by such directors, officers, employees and agents in relation to any action, suit or proceeding.

Article IV of the Registrant’s By-Laws provides that the Registrant (i) will, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was a director or officer of the Registrant and (ii) except as otherwise required by the By-Laws, may, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was an employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Further, the Registrant will, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant; however, the Registrant will not indemnify such persons for any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems appropriate. To the extent that a person who is or was a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding as discussed above, or in defense of any such claim, issue or matter, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification pursuant to the By-Laws, as discussed above (unless ordered by a court), shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the stockholders.

The By-Laws also provide that the Registrant may pay expenses incurred by any person who may have a right of indemnification under the By-Laws in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it is ultimately determined that he or she is entitled to be indemnified by the Registrant pursuant to the By-Laws.

In accordance with the DGCL, the By-Laws provide that the indemnification rights provided by the By-Laws are not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Registrant’s employment agreements with its executive officers generally provide for indemnification of the executive officers in accordance with the By-Laws. The Registrant also carries directors’ and officers’ liability insurance to insure its directors and officers against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index below.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to our Form 10 (Commission File No. 001-16501) filed with the Commission on April 30, 2010 and incorporated herein by reference).

4.2	Certificate of Amendment, dated June 30, 2010, to the Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to our Amendment No. 2 to Form 10 filed with the Commission on July 20, 2010 and incorporated herein by reference).

4.3	Second Certificate of Amendment, dated June 27, 2018, to the Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to our Form 8-K filed with the Commission on June 29, 2018 and incorporated herein by reference).

4.4	Fourth Amended and Restated By-Laws (filed as Exhibit 3.2 to our Form 8-K filed with the Commission on June 29, 2018 and incorporated herein by reference).

5.1	Opinion of Thompson Hine LLP as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Thompson Hine LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney.

99.1	Williams Industrial Services Group Inc. 2015 Equity Incentive Plan (as amended and restated as of June 10, 2019) (filed as Exhibit 10.1 to our Form 8-K filed with the Commission on June 11, 2019 and incorporated herein by reference).

99.2	Form of Time-Based Restricted Share Unit Agreement (filed as Exhibit 10.2 to our Form 10-Q filed with the Commission on August 14, 2019 and incorporated herein by reference).

99.3	Form of Cash-Based Performance-Based Award Agreement (filed as Exhibit 10.3 to our Form 10-Q filed with the Commission on August 14, 2019 and incorporated herein by reference).

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on March 13, 2020.

WILLIAMS INDUSTRIAL SERVICES GROUP INC.

By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel, and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tracy D. Pagliara*	Chief Executive Officer, President and Director	March 13, 2020
Tracy D. Pagliara	(Principal Executive Officer)

/s/ Randall R. Lay	Senior Vice President and Chief Financial Officer	March 13, 2020
Randall R. Lay	(Principal Financial and Accounting Officer)

/s/ Charles Macaluso*	Chairman of the Board of Directors	March 13, 2020
Charles Macaluso

/s/ David A. B. Brown*	Director	March 13, 2020
David A. B. Brown

/s/ Steven D. Davis*	Director	March 13, 2020
Steven D. Davis

/s/ Robert B. Mills*	Director	March 13, 2020
Robert B. Mills

/s/ Nelson Obus*	Director	March 13, 2020
Nelson Obus

* The undersigned, by signing his name hereto, executes this Registration Statement pursuant to the power of attorney executed by the above-named persons and filed with the Commission as Exhibit 24.1 hereto.

*By:	/s/ Charles E. Wheelock
Charles E. Wheelock, Attorney-in-Fact